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                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated January 5, 2005, relating to the consolidated financial statements of ScanSoft, Inc (the Company) as of and for the nine months ended September 30, 2004, appearing in the Company's Annual Report on Form 10-K/T for the transition period ended September 30, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Boston, Massachusetts
July 20, 2005